Exhibit 99.1

FOR IMMEDIATE RELEASE July 17, 2020
For more information Trisha Voltz Carlson, EVP, Investor Relations Manager 504.299.5208 or trisha.carlson@hancockwhitney.com

Hancock Whitney Agrees to Sell $497 Million in Energy Loans

Entire RBL portfolio included in the sale

GULFPORT, Miss. (July 17, 2020) — Hancock Whitney Corporation (Nasdaq: HWC) today announced it has agreed to sell $497 million of energy loans to certain funds and accounts managed by Oaktree Capital Management, L.P. The sale includes reserve-based (RBL), midstream and nondrilling service credits. The company expects to receive proceeds of $257.5 million from the sale of these loans upon satisfaction of certain closing conditions. All loans included in the transaction were re-classified as held for sale as of June 30, 2020, and any write-downs and charge-offs associated with the sale are reflected in the company’s second quarter’s results. A special provision for credit losses related to the transaction of approximately $160.1 million (pre-tax), or $1.47 per diluted share (21% tax rate), will be included in the company’s second quarter 2020 earnings results.

“The primary objective of this sale is to continue de-risking our loan portfolio by accelerating the disposition of assets that have been impacted by ongoing issues within the energy industry, and have now been further complicated by COVID-19,” said John M. Hairston, President and CEO. “While operating from a solid capital base, we decided to be opportunistic and sell these assets today, significantly de-risking our balance sheet. As a result, both nonperforming assets and criticized loans will show significant improvement, which should position us to report asset quality metrics in line with our peer groups. Additionally, we currently expect lower provisions for loan losses in the second half of 2020, due to both improved asset quality and after proactively building reserves for potential COVID-19 related issues in the first half of 2020. We also believe this transaction should position the company for a faster recovery in both earnings and returns to our shareholders.”

In addition to the special provision, the company continued building its reserve for potential losses related to COVID-19 with a second quarter provision of $146.8 million. The total provision for the loan portfolio for the second quarter of 2020 is $306.9 million. As a result of the transaction, and the COVID-19 related reserve build, the company will report a second quarter net loss of $117.1 million, or ($1.36) per diluted share. Pre-provision, net revenue is $118.5 million for the second quarter, up $2.8 million, or 2.4%, linked-quarter.

($s in millions) *Excludes PPP Loans and Loans Held for Sale (HFS)	March 31, 2020	June 30, 2020
Total Energy Loans*	$940	$352
Energy Loans/Total Loans*	4.4%	1.7%
NPLs/Total Loans*	1.34%	0.95%
Total Criticized Commercial Loans/Total Commercial Loans*	3.24%	2.26%
Tangible Common Equity (TCE) Ratio	8.00%	7.33%
CET1 Ratio (estimate for 6-30-20)	10.02%	9.77%

Hancock Whitney Agrees to Sell $497 Million in Energy Loans

July 17, 2020

A slide presentation related to this announcement is posted in the News & Market Data (Presentations) section of the company’s Investor Relations website at www.hancockwhitney.com/investors. The company will report second quarter 2020 financial results on July 21, 2020 at 3:05pm Central Time and host a conference call to discuss both financial results and the loan sale transaction at 4:00pm Central Time the same day.

About Hancock Whitney

Since the late 1800s, Hancock Whitney has embodied core values of Honor & Integrity, Strength & Stability, Commitment to Service, Teamwork, and Personal Responsibility. Hancock Whitney offices and financial centers in Mississippi, Alabama, Florida, Louisiana, and Texas offer comprehensive financial products and services, including traditional and online banking; commercial and small business banking; private banking; trust and investment services; healthcare banking; certain insurance services; and mortgage services. The company also operates a loan production office in Nashville, Tennessee, as well as trust and asset management offices in New Jersey and New York. BauerFinancial, Inc., the nation’s leading independent bank rating and analysis firm, consistently recommends Hancock Whitney as one of America’s most financially sound banks. More information is available at www.hancockwhitney.com.

About Oaktree Capital Management, L.P.

Oaktree is a leader among global investment managers specializing in alternative investments, with $113 billion in assets under management as of March 31, 2020. The firm emphasizes an opportunistic, value-oriented and risk-controlled approach to investments in credit, private equity, real assets and listed equities. The firm has over 950 employees and offices in 19 cities worldwide.

Important Cautionary Statement about Forward-Looking Statements

This news release contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements, estimates and projections are based on current expectations only, and are subject to a number of risks, uncertainties and assumptions, many of which are beyond the control of Hancock Whitney. Actual events and results may differ materially from those anticipated, estimated or projected if one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect. Factors that could affect actual results include but are not limited to: Hancock Whitney’s failure to satisfy the conditions to the buyer’s obligation to consummate the sale of energy credits; the possibility that corporate developments could preclude, impair or delay the above-described transactions due to restrictions under the federal securities laws; changes in Hancock Whitney’s cash requirements, financial position, financing plans or investment plans; changes in general market, economic, tax, regulatory or industry conditions that affect Hancock Whitney’s business, including adverse impacts (economic or otherwise) resulting from the outbreak of the novel coronavirus, or COVID-19; and other risks referenced from time to time in Hancock Whitney’s filings with the Securities and Exchange Commission. Closing of the transaction described above is dependent upon satisfaction of certain closing conditions set forth in the definitive purchase agreement, and there is no assurance that such conditions will be fulfilled. You should be aware that new factors may emerge from time to time and it is not possible for Hancock Whitney to identify all such factors, nor can Hancock Whitney predict the impact of each such factor on its plans, or the extent to which any one or more factors may cause actual results to differ from those reflected in any forward-looking statements. You are further cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Hancock Whitney does not undertake any obligation to update any of its forward-looking statements for any reason.

Hancock Whitney Agrees to Sell $497 Million in Energy Loans

July 17, 2020

In addition, any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “forecast,” “goals,” “targets,” “initiatives,” “focus,” “potentially,” “probably,” “projects,” “outlook”, or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements are based upon the current beliefs and expectations of management and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events. Forward-looking statements are subject to significant risks and uncertainties. Any forward-looking statement made in this release is subject to the safe harbor protections set forth in the Private Securities Litigation Reform Act of 1995. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward-looking statements. Additional factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in Part I, “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019, Part II, “Item 1A. Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 and in other periodic reports that we file with the SEC.

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